As filed with the Securities and Exchange Commission on May 6, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

PARAMETRIC SOUND CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	27-2767540
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

13771 Danielson Street, Suite L

Poway, CA 92064

(888) 477-2150

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________

Parametric Sound Corporation 2012 Stock Option Plan

Inducement Stock Option Grant issued to Stephen Thesing dated June 26, 2012
___________

James A. Barnes

Chief Financial Officer, Treasurer and Secretary

Parametric Sound Corporation

13771 Danielson Street, Suite L

Poway, CA 92064

(888) 477-2150

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

John J. Hentrich, Esq.

Sheppard Mullin Richter & Hampton LLP

12275 El Camino Real, Suite 200

San Diego, CA 92130

(858) 720-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filter, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, par value $0.001 per share, subject to outstanding stock options issued under the Parametric Sound Corporation 2012 Stock Option Plan	198,000	$10.1634	$2,012,350	$274.48
Common stock, par value $0.001 per share, reserved for future issuance under the Parametric Sound Corporation 2012 Stock Option Plan	302,000	$18.235	$5,506,970	$751.15
Common stock, par value $0.001 per share, subject to the Inducement Stock Option Grant issued to Stephen Thesing dated June 26, 2012	32,000	$9.25	$296,000	$40.38
Total	532,000		$7,815,320	$$1,066.01

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued in connection with a stock split, stock dividend or similar capital adjustment, as required by the Parametric Sound Corporation 2012 Stock Option Plan or the Inducement Stock Option Grant.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated: (i) with respect to the 198,000 shares subject to currently outstanding stock options issued under the Parametric Sound Corporation 2012 Stock Option Plan, on the basis of the weighted average exercise price of such options (exercise prices range from $9.95 to $10.95); (ii) with respect to the 302,000 shares reserved for future issuance under the Parametric Sound Corporation 2012 Stock Option Plan, based on the average of the high and low prices of the registrant’s common stock on April 30, 2013, as reported by the NASDAQ Capital Market; and (iii) with respect to the 32,000 shares subject to the Inducement Stock Option Grant, based upon the exercise price of such grant.

EXPLANATORY NOTE

This registration statement is being filed for the purpose of registering:

(1)	Up to 198,000 shares of common stock of Parametric Sound Corporation (the “Company”) that may be issued pursuant to outstanding stock options under the Parametric Sound Corporation 2012 Stock Option Plan;

(2)	Up to 302,000 shares of common stock of the Company reserved for future issuance pursuant to the Parametric Sound Corporation 2012 Stock Option Plan; and

(3)	Up to 32,000 shares of common stock of the Company that may be issued pursuant to the Inducement Stock Option Grant issued to Stephen Thesing dated June 26, 2012.

A registration statement on Form S-8 (File No. 333-181653) was filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2012 to register shares of common stock initially available for issuance under the Parametric Sound Corporation 2012 Stock Option Plan and it is effective.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents of the Company filed with the Commission are incorporated herein by reference:

•	The Company’s annual report on Form 10-K for the fiscal year ended September 30, 2012, filed with the SEC on November 28, 2012;

•	The Company’s quarterly report on Form 10-Q for the period ended December 31, 2012, filed with the SEC on February 7, 2013;

•	The Company’s quarterly report on Form 10-Q for the period ended March 31, 2013, filed with the SEC on May 2, 2013;

•	The Company’s current reports on Form 8-K (or amendments thereto) filed with the SEC on each of February 25, 2013, March 1, 2013, March 8, 2013 and April 5, 2013;

•	The Company’s definitive proxy statement filed with the SEC on January 10, 2013; and

•	The description of the Company’s common stock, which is contained in the Company’s registration statement on Form 8-A12B filed with the Commission on March 21, 2012, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

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Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”), our articles of incorporation and our bylaws. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws state that we shall indemnify our directors and officers to the fullest extent not prohibited by the NRS. Except under limited circumstances, our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified. In addition, to the fullest extent permitted by the NRS, we may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

See the Exhibit Index on the page immediately following the signature page to this Registration Statement, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 6, 2013.

PARAMETRIC SOUND CORPORATION

By:/s/ Kenneth F. Potashner

Kenneth F. Potashner, Executive Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth F. Potashner, Elwood G. Norris and James A. Barnes and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth F. Potashner	Executive Chairman (Principal Executive Officer)	May 6, 2013
Kenneth F. Potashner

/s/ James A. Barnes	Chief Financial Officer, Treasurer and Secretary	May 6, 2013
James A. Barnes	(Principal Financial Officer and Principal Accounting Officer)

/s/ James L. Honore	Director	May 6, 2013
James L. Honore

/s/ Robert M. Kaplan	Director	May 6, 2013
Robert M. Kaplan

/s/ Elwood G. Norris	President, Chief Scientist and Director	May 6, 2013
Elwood G. Norris

/s/ Seth Putterman	Director	May 6, 2013
Seth Putterman

/s/ Andrew Wolfe	Director	May 6, 2013
Andrew Wolfe

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INDEX TO EXHIBITS

Exhibit Number	Description of Document
4.1	Articles of Incorporation of Parametric Sound Corporation (Nevada) dated June 2, 2010. Incorporated by reference to Exhibit 3.1 on Form 10 dated June 24, 2010.
4.1.1	Certificate of Amendment to Articles of Incorporation of Parametric Sound Corporation (Nevada), dated March 21, 2012. Incorporated by reference to Exhibit 3.1 on Form 8-K dated March 26, 2012.
4.2	Bylaws of Parametric Sound Corporation. Incorporated by reference to Exhibit 3.2 on Form 10 dated June 24, 2010.
4.1	Form of Common Stock Certificate of Parametric Sound Corporation. Incorporated by reference to Exhibit 4.1 on Form 10/A dated July 27, 2010.
5.1	Opinion of Sheppard Mullin Richter & Hampton, LLP.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.
23.2	Consent of Sheppard Mullin Richter & Hampton, LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page hereto).
99.1	Parametric Sound Corporation 2012 Stock Option Plan. Incorporated by reference to Exhibit 10.1 on Form 8-K dated January 3, 2012.
99.2	Amendment No. 1 to 2012 Stock Option Plan dated August 17, 2012. Incorporated by reference to Exhibit 10.11.1 on Form 8-K dated November 28, 2012.
99.3	Amendment No. 2 to 2012 Stock Option Plan dated February 21, 2013. Incorporated by reference to Exhibit 10.1 on Form 10-Q dated May 2, 2013.
99.4	Form of Stock Option Grant Notice and Stock Option Agreement under the 2012 Stock Option Plan. Incorporated by reference to Exhibit 10.2 on Form 8-K dated January 3, 2012.
99.5	Inducement Stock Option Grant issued to Stephen Thesing dated June 26, 2012

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